UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Letter Agreement

On February 10, 2017, EnerJex Resources, Inc., a Nevada corporation (the “Company”) , EnerJex Kansas, Inc., a Nevada corporation ("EnerJex Kansas"), Working Interest, LLC, a Texas limited liability company ("Working Interest"), Black Sable Energy, LLC, a Texas limited liability company ("Black Sable"), Black Raven Energy, Inc., a Nevada corporation ("Black Raven"), and Adena, LLC, a Colorado limited liability company ("Adena", together with the Company, EnerJex Kansas, Working Interest, Black Sable, and Black Raven, collectively, the "Borrower"), and PWCM Investment Company IC LLC, a Delaware limited liability company and other Buyers (collectively, the "Successor Lender"), entered into a binding Letter Agreement dated February 10, 2017 (the "Letter Agreement"), pursuant to which (i) Borrower will transfer certain of its assets to Successor Lender or the controlled affiliates of Successor Lender, and (ii) Successor Lender will agree to accept those assets in complete satisfaction of the Company's secured indebtedness to the Successor Lender in the current aggregate unpaid principal amount of approximately $17,925,000, plus all accrued and unpaid interest and other charges thereon (the "Secured Indebtedness") arising under that certain Amended and Restated Credit Agreement dated October 3, 2011, as amended (the "Credit Agreement"), by and among Texas Capital Bank, N.A. ("TCB") and IberiaBank ("IberiaBank, together with TCB, the "Original Lender"), Borrower, and DD Energy, Inc. ("DD Energy"), and all promissory notes, mortgages, collateral assignments, guaranties and other documents and instruments evidencing such Secured Indebtedness (the "Loan Documents"). All rights of Original Lender under the Credit Agreement and related Loan Documents were sold and assigned to Successor Lender pursuant to that certain Loan Sale Agreement dated February 10, 2017, by and among Original Lender, Successor Lender and Borrower.

As consideration for the loan forgiveness, and subject to obtaining shareholder approval prior to the Closing, Borrower shall convey to Successor Lender all right, title, and interest, in and to all real property leases and oil and gas producing properties and other assets of Borrower situated in the State of Colorado, the State of Texas and the State of Nebraska, including all equipment and tangible personal property owned by Borrower, and used in connection with Borrower's ownership and operation of real property leases and oil and gas producing properties, which assets (i) shall include Borrower's assets in the Adena Field, the NECO Project, Weld County, East Crown and (ii) shall include the oil and gas plugging, lease and other bonds (the "Oil and Gas Properties") as described in the Letter Agreement. Subject to obtaining shareholder approval prior to the Closing, Borrower shall also transfer to Successor Lender all right, title, and interest in and to all the Oakridge Energy, Inc. shares which is owns ("Oakridge Shares"), along with a cash payment of $3,300,000 ("Cash Payment") at Closing. The Kansas-based assets that the Company will retain generate a majority of the Company’s revenue and cash flow from operations. The Company will seek shareholder approval of that transaction at the annual meeting of its shareholders scheduled for March 30, 2017.

Successor Lender agrees (a) to accept the conveyance of the Oil and Gas Properties, Oakridge Shares and Cash Payment, in complete satisfaction of all amounts due under the Loan Documents with respect to the Secured Indebtedness, and shall release Borrower and its remaining assets from any further obligation to make any additional payments under the Credit Agreement or the Loan Documents.

Borrower shall retain all of its existing oil and gas properties located in Kansas, including equipment and tangible personal property related to those oil and gas properties.

The Closing is to occur on or before April 30, 2017.

Prior to the Closing, Borrower shall not be obligated to make any payments to Successor Lender, and Successor Lender shall not enforce or exercise prior to Closing any remedies available to Successor Lender, under the Loan Documents.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Loan Sale Agreement

On February 10, 2017, Borrowers, TCB and IberiaBank (collectively, "Sellers"), and PWCM Investment Company IC LLC, and certain financial institutions (collectively, "Buyers") entered into that certain Loan Sale Agreement ("LSA"), pursuant to which Seller sold to Buyers, and Buyers purchased from Sellers, all of Sellers' right, title and interest in, to and under the Credit Agreement and Loan Documents, in exchange for (i) a cash payment of $5,000,000 (the "Cash Purchase Price"), (ii) a Synthetic Equity Interest equal to 10% of the Proceeds, after Buyer's realization of 150% return on the Cash Purchase Price within five (5) years of the Closing Date, with payment being distributed 65.78947368% to TCB and 34.21052632% to IberiaBank, and (iii) at any time prior to the five (5) years of February 10, 2017, Buyer may acquire the interest in clause (ii) above. In connection with the LSA, Borrowers release Sellers and its successors as holders of the rights under the Credit Agreement and Loan Documents, including Buyers, from any and all claims under the Credit Agreement and Loan Documents. The Company will seek shareholder approval of that transaction at the annual meeting of its shareholders scheduled for March 30, 2017.

A copy of the LSA is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       On February 13, 2017, the Company issued a press release announcing the departure of Robert G. Watson, Jr. as a director of the Company. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference. There were no disagreements between Mr. Watson and the Company.

(b)       Effective February 10, 2017, Mr. Watson resigned from his position as President, Secretary, and Chief Executive Officer of the Company and its subsidiaries: EnerJex Kansas, Inc., Adena, LLC, Black Sable Energy, LLC, and Black Raven Energy, Inc. (the "Subsidiaries"). There were no disagreements between Mr. Watson and the Company.

On February 14, 2017, the Company issued a press release announcing that, effective February 10, 2017, Douglas Wright, the Chief Financial Officer, resigned from employment with the Company and became a consultant to the Company. Mr. Wright will continue to serve as the Company's Chief Financial Officer, pursuant to a Consulting Agreement dated effective February 10, 2017. Mr. Wright will focus his services as the Company's Chief Financial Officer on completion of the Company's Form 10-K for the year ended December 31, 2016, and the preparation of materials for the Company's upcoming annual meeting of shareholders scheduled for March 30, 2017. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference. There were no disagreements between Mr. Wright and the Company. A copy of the Consulting Agreement with Mr. Wright is filed as Exhibit 10.3 hereto and incorporated herein by reference.

(c)       Effective February 10, 2017, the board of directors (the “Board”) of the Company and the Subsidiaries appointed Louis G. Schott, as Interim Chief Executive Officer of the Company and its Subsidiaries. Mr. Schott, has served in the oil and gas industry for 20 years and 24 years of legal and business experience. Mr. Schott was most recently General Counsel and Treasurer of TexOak Petro Holdings LLC, and its subsidiaries, where he performed all legal functions, and negotiating oil and gas acquisitions. Prior to working at TexOak Petro Holdings LLC, Mr. Schott served various roles with TDC Energy from 1996 through 2005, and was an oil and gas attorney with Liskow & Lewis in New Orleans. Mr. Schott is a graduate of Tulane University with a MBA and a Juris Doctorate, and is a non-practicing Certified Public Accountant.

Interim Chief Executive Officer Employment Agreement

In connection with Mr. Schott’s appointment as Interim Chief Executive Officer of the Company, the Company has entered into an Employment Agreement (the “Employment Agreement”) with Mr. Schott, dated effective February 10, 2017, pursuant to which Mr. Schott will serve as Interim Chief Executive Officer until Mr. Schott’s resignation or the termination of his employment by the Company. Mr. Schott's employment is terminable by him or the Company at any time (for any reason or for no reason).

Pursuant to the Employment Agreement, Mr. Schott will receive a annual base salary of $225,000. In the event that Mr. Schott’s employment is terminated, Mr. Schott will be entitled to receive only those wages (if any) that remain accrued and unpaid as of the effective date of such termination. Mr. Schott will not be entitled to receive any severance pay or any other benefits or payments by reason of the termination of his employment with the Company.

A copy of the Employment Agreement is filed as Exhibit 10.4 hereto and incorporated herein by reference, and the Press Release announcing Mr. Watson's resignation and Mr. Schott's appointment is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement dated February 10, 2017, by and among Texas Capital Bank, N.A., IberiaBank, PWCM Investment Company IC LLC, EnerJex Resources, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc. and Adena, LLC.
10.2	Loan Sale Agreement dated February 10, 2017, by and among Texas Capital Bank, N.A., IberiaBank, PWCM Investment Company IC LLC, EnerJex Resources, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc. and Adena, LLC.
10.3	Consulting Agreement dated February 10, 2017 by and between EnerJex Resources, Inc. and Douglas Wright.
10.4	Employment Agreement dated February 10, 2017, by and between EnerJex Resources, Inc. and Louis Schott.
99.1	Press Release dated February 13, 2017.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

EnerJex plans to file with the SEC and mail to shareholders a Proxy Statement in connection with the transactions described above. The Proxy Statement will contain important information about EnerJex, the related transactions and other related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able obtain free copies of the Proxy Statement and other documents filed with the SEC by EnerJex through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain a free copies of the Proxy Statement from EnerJex by contacting EnerJex's Investor Relations at 210-451-5545, as well as a copy from the Company's website at www.enerjex.com.

EnerJex and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the related transactions. Information regarding EnerJex's directors and executive officers is contained in EnerJex's Annual Report on Form 10-K for the year ended December 31, 2015, its proxy statement dated April 3, 2015, and this Current Report on Form 8-K, all of which are filed with the SEC. You can obtain free copies of these documents from EnerJex using the contact information set forth above. Additional information regarding interest of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Report regarding the proposed transactions, the expected timetable for complete the transactions, future financial and operating results, benefits and synergies of the transactions, management's future expectations, beliefs, goals, plans or prospective constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1994. Any statements that are not statements of historical fact (including statements continuing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-lo9oking statements. Important factors that might cause such a difference include, but are not limited to: the ability of the Company to obtain shareholder approval of the transactions, the possibility that the transactions may not close or the closing may be delayed, and other events and factors disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: February 14, 2017	By:	/s/ Douglas Wright
Douglas Wright, Chief Financial Officer